As filed with the Securities and Exchange Commission on November 22, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AWARE, INC.

(Exact name of registrant as specified in its charter)

Massachusetts (State or other jurisdiction of incorporation or organization)	04-2911026 (I.R.S. employer identification no.)

40 Middlesex Turnpike Bedford, Massachusetts 01730 (Address of principal executive offices)

Aware, Inc. 2021 Employee Stock Purchase Plan

(Full title of the plan(s))

Robert A. Eckel

Chief Executive Officer and President

Aware, Inc.

40 Middlesex Turnpike

Bedford, Massachusetts 01730

(Name and address of agent for service)

(781) 276-4000

(Telephone number, including area code, of agent for service)

Copies to:

William R. Kolb, Esq.

Daniel S. Clevenger, Esq.

Foley Hoag LLP

155 Seaport Boulevard

Boston, MA 02210

(617) 832-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $0.01 par value per share	1,000,000(2)	$3.11(3)	$3,110,000	$288.30
Total:	1,000,000		$3,110,000	$288.30

1.

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable under the Aware, Inc. 2021 Employee Stock Purchase Plan (the “2021 ESPP”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that increases the number of the Registrant’s outstanding shares of common stock.

2.	Represents shares of the Registrant’s common stock issuable pursuant to the 2021 ESPP.
3.

The proposed maximum offering price per share has been estimated in accordance with Rule 457(c) and Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee with respect to shares reserved for future issuance based on the average of the high and low price of the Registrant’s Common Stock as quoted on the Nasdaq Global Market on November 17, 2021.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The information called for by “Item 1. Plan Information” and “Item 2. Registrant Information and Employee Plan Information” of Part I of Form S-8 are omitted from this Registration Statement in accordance with Rule 428 of the Securities Act and the instructions to Form S-8. In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and the instructions to Form S-8, such documents are not required to be and are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant are incorporated by reference in this registration statement:

a)	Registrant’s annual report on Form 10-K for the fiscal year ended December 31, 2020, filed with the Commission on February 17, 2021, 2021;

b)	Registrant’s Quarterly Report on Form 10-Q, filed with the Commission on October 27, 2021;

c)	Registrant’s Quarterly Report on Form 10-Q, filed with the Commission on July 28, 2021;

d)	Registrant’s Quarterly Report on Form 10-Q, filed with the Commission on April 28, 2021;

e)	Registrant’s Current Reports on Form 8-K, filed with the Commission on February 16, 2021, April 27, 2021 and May 20, 2021; and

f)

The description of Registrant’s common stock contained in the registration statement on Form 8-A filed with the Commission on August 8, 1996 under Section 12 of the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating that description.

All documents subsequently filed by Registrant pursuant to the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the dates of filing of those documents.

Under no circumstances will any information furnished under items 2.02 or 7.01 of Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

You may request a copy of the filings incorporated by reference herein, at no cost, by writing or telephoning the Registrant at:

Aware, Inc.

40 Middlesex Turnpike

Bedford, Massachusetts 01730

(781) 276-4000

You should rely only on the information provided or incorporated by reference in this registration statement or any related prospectus. The Registrant has not authorized anyone to provide you with different information. You should not assume that the information in this registration statement or any related prospectus is accurate as of any date other than the date on the front of the document.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

The validity of the securities registered hereby is being passed upon for Aware, Inc. by Foley Hoag LLP.

Item 6. Indemnification of Directors and Officers.

Section 2.02(b)(4) of the Massachusetts Business Corporation Act (the “MBCA”) authorizes a Massachusetts corporation to set forth in its articles of organization a provision eliminating or limiting the personal liability of a director to the corporation for monetary damages for breach of fiduciary duty as a director notwithstanding any provision of law imposing such liability; but the provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for improper distributions under section 6.40 of the MBCA, or (iv) for any transaction from which the director derived an improper personal benefit. The Registrant’s articles of organization include a provision that eliminates the personal liability of its directors to the maximum extent permitted by law.

Section 8.51(a) of the MBCA provides that a corporation may indemnify an individual who is a party to a proceeding because he is a director against liability incurred in the proceeding if (1)(i) he conducted himself in good faith; (ii) he reasonably believe that his conduct was in the best interests of the corporation or that his conduct was at least not opposed to the best interests of the corporation; and (iii) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful or (2) he engaged in conduct for which he shall not be liable under an authorized provision of the corporation’s articles of organization. The Registrant has provided for director indemnification in its bylaws.

Section 8.52 of the MBCA provides that a corporation must indemnify a director who is wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party because he was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding.

Section 8.56(a) of the MBCA provides that a corporation may indemnify an officer of the corporation who is a party to a proceeding because he is an officer of the corporation to the same extent as a director and, if he is an officer but not a director, to such further extent as may be provided by the articles of organization, bylaws, a resolution of the board of directors or contract except for liability arising out of acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law. The Registrant has provided for officer indemnification in its bylaws.

The Registrant’s bylaws, as amended, provide that the Registrant shall, to the fullest extent permitted by law, indemnify each of its directors and officers (including persons who serve at its request as directors, officers, or trustees of another organization in which it has any interest as a shareholder, creditor or otherwise or in any capacity with respect to any employee benefit plan), against all liabilities and expenses, including amounts paid in satisfaction of judgments, in settlement or as fines and penalties, and counsel fees, reasonably incurred by him in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which he may be involved or with which he may be threatened, while in office or thereafter, by reason of his being or having been such a director or officer, if: (a) he conducted himself in good faith and in the reasonable belief that his conduct was in the best interests of the Registrant or at least not opposed to the best interests of the Registrant, and, in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful; or (b) he engaged in conduct for which he shall not be liable under the Registrant’s articles of organization. Notwithstanding the foregoing, the Registrant may not indemnify or advance expenses to any person in connection with any action, suit, proceeding, claim or counterclaim initiated by or on behalf of such person. Such indemnification shall be provided although the person to be indemnified is not currently a director, officer, partner, trustee, employee or agent of the Registrant or such other organization or no longer serves with respect to any such employee benefit plan. No indemnification may be provided unless a determination has been made that indemnification is permitted by law for a specific proceeding (a) if there are two or more disinterested directors, by the board of directors by a majority vote of all the disinterested directors or by a majority of the members of a committee of two or more disinterested directors appointed by vote; or (b) by special legal counsel selected either (i) in the manner prescribed in clause (a) above, or (ii) if there are fewer than two disinterested directors, by the board of directors, in which case directors who do not qualify as disinterested directors may participate in the selection; or (c) by the holders of a majority of the shares of the Registrant’s outstanding shares at the time entitled to vote for directors, voting as a single voting group, exclusive of any shares owned by or voted under the control of any interested director or officer.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit Number	Description

4.1	Amended and Restated Articles of Organization, as amended (incorporated by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2008)

4.2	Amended and Restated By-Laws (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on December 10, 2007)

4.3	Aware, Inc. 2021 Employee Stock Purchase Plan (incorporated by reference to Annex A to the Registrant’s Proxy Statement for its 2021 Annual Meeting of Shareholders filed with the Commission on May 19, 2021)

5.1*	Opinion of Foley Hoag LLP

23.1*	Consent of RSM US LLP

23.2*	Consent of Foley Hoag LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included on signature page)

*	Filed herewith.

Item 9. Undertakings.

The undersigned registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

4. For purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

5. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Bedford, The Commonwealth of Massachusetts, on the 22nd day of November, 2021.

AWARE, INC.

By:	/s/ Robert A. Eckel
Robert A. Eckel
Chief Executive Officer & President

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Robert A. Eckel and David Barcelo as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the SEC, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert A. Eckel Robert A. Eckel	Chief Executive Officer, President & Director (Principal Executive Officer)	November 22, 2021

/s/ David Barcelo David Barcelo	Chief Financial Officer (Principal Financial and Accounting Officer)	November 22, 2021

/s/ Brent P. Johnstone Brent P. Johnstone	Chairman of the Board & Director	November 22, 2021

/s/ Brian D. Connolly Brian D. Connolly	Director	November 22, 2021

/s/ Gary Evee Gary Evee	Director	November 22, 2021

/s/ Peter Faubert Peter Faubert	Director	November 22, 2021

/s/ John S. Stafford, III John S. Stafford, III	Director	November 22, 2021